AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1994.

                                                     REGISTRATION NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              TECH-SYM CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           NEVADA                                        74-1509818
(STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

                             10500 WESTOFFICE DRIVE
                            HOUSTON, TEXAS 77042-5391
         (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                              TECH-SYM CORPORATION
                             1990 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                               J. RANKIN TIPPINS
                                GENERAL COUNSEL
                             10500 WESTOFFICE DRIVE
                              HOUSTON, TEXAS 77042
                                 (713) 785-7790
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                        CALCULATION OF REGISTRATION FEE

                                                      PROPOSED     PROPOSED
                                                       MAXIMUM     MAXIMUM
                                                      OFFERING     AGGREGATE     AMOUNT OF
TITLE OF SECURITIES TO BE             AMOUNT TO BE    PRICE PER    OFFERING     REGISTRATION
      REGISTERED                      REGISTERED<F1>   SHARE<F2>   PRICE<F2>         FEE
- -------------------------             -------------   ----------   ---------    ------------
Common Stock, Par Value $0.10
 Per Share........................       288,000        $24.19     $6,966,720      $2,403

   <F1>  The number of shares of Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

   <F2>  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices per share of the Tech-Sym Common Stock as reported by the consolidated reporting system of The New York Stock Exchange on November 16, 1994.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

           Tech-Sym Corporation (the "Company") has previously filed Registration Statements on Form S-8 (Registration Nos. 33-38208 and 33-61846) relating to 300,000 shares and 270,000 shares, respectively, of the Company's common stock, par value $0.10 per share (the "Common Stock"), to be issued under the Company's 1990 Stock Option Plan (the "Plan). In accordance with General Instruction E of Form S-8, the contents of such earlier Registration Statements are hereby incorporated by reference and a filing fee has been paid only with respect to the additional securities being registered hereby. Any statement contained in such earlier Registration Statements shall be deemed modified and superseded for purposes of this Registration Statement to the extent such statement is modified or superseded by a statement contained herein or in any other subsequently filed incorporated document.

ITEM 8.  EXHIBITS.

    Exhibit
    Number                     Description
    -------                    -----------
      4.1      Tech-Sym Corporation 1990 Stock Option Plan, as amended.

      5.1      Opinion of Counsel regarding legality.

      23.1     Consent of Counsel (included in Exhibit 5.1 to the
               Registration Statement).

      23.2     Consent of Independent Accountants.

      24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

                                SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 18, 1994.

                                          Tech-Sym Corporation

                                    By:   /s/ WENDELL W. GAMEL
                                              Wendell W. Gamel
                                      Chairman of the Board, President
                                           Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, THAT EACH OF THE UNDERSIGNED OFFICERS AND DIRECTORS OF TECH-SYM CORPORATION (THE "COMPANY") HEREBY CONSTITUTES AND APPOINTS WENDELL W. GAMEL AND J. RANKIN TIPPINS, OR ANY OF THEM (WITH FULL POWER TO EACH OF THEM TO ACT ALONE), HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION, FOR HIM AND ON HIS BEHALF AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN, EXECUTE AND FILE THIS REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OR ALL AMENDMENTS (INCLUDING, WITHOUT LIMITATION, POST-EFFECTIVE AMENDMENTS), WITH ALL EXHIBITS AND ANY AND ALL DOCUMENTS REQUIRED TO BE FILED WITH RESPECT THERETO, WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY REGULATORY AUTHORITY, GRANTING UNTO SUCH ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES IN ORDER TO EFFECTUATE THE SAME, AS FULLY TO ALL INTENTS AND PURPOSES AS HE HIMSELF MIGHT OR COULD DO IF PERSONALLY PRESENT, HEREBY RATIFYING AND CONFIRMING ALL THAT SUCH ATTORNEYS-IN-FACT AND AGENTS, OR ANY OF THEM, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on November 18, 1994.

      SIGNATURE                           TITLE
      ---------                           -----
/s/ WENDELL W. GAMEL               Chairman of the Board,
    Wendell W. Gamel               President and Chief Executive Officer
                                   (Principal Executive Officer)

/s/ RAY F. THOMPSON                Vice President, Treasurer
    Ray F. Thompson                and Chief Financial Officer
                                   (Principal Financial Officer
                                   and Principal Accounting Officer)

/s/ W. L. CREECH                   Director
    W. L. Creech

/s/ A. A. GALLOTTA, JR.            Director
    A. A. Gallotta, Jr.

/s/ CHRISTOPHER C. KRAFT, JR.      Director
    Christopher C. Kraft, Jr.

/s/ ROBERT E. MOORE                Director
    Robert E. Moore

/s/ COY J. SCRIBNER                Director
    Coy J. Scribner

/s/ ROLLIN J. SLOAN                Director
    Rollin J. Sloan

/s/ JOAL A. TERESKO                Director
    Joal A. Teresko

/s/ CHARLES K. WATT                Director
    Charles K. Watt